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Exhibit 5.1


                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS



                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                 312 861-2000                     Facsimile:
                                                                 312 861-2200

                               February 10, 1998


Province Healthcare Company
109 Westpark Drive
Brentwood, Tennessee  37027

Ladies and Gentlemen:

                  We have acted as special counsel to Province Healthcare Company, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of shares of the Company's Common Stock, par value $0.01 per share with a proposed maximum offering price of up to $81,075,000 (the "Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-33421) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented and together with any registration statement referred to in the next sentence, is hereinafter referred to as the "Registration Statement"). This also relates to any registration statement in connection with this offering that is to be effective upon filing pursuant to Rule 462(b) under the Act, and the term "Shares" as used herein includes any additional shares of the Company's Common Stock registered pursuant to such subsequently filed registration statement.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this letter, including (i) the Amended and Restated Certificate of Incorporation and By-Laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Shares, (iii) the Registration Statement and exhibits thereto, (iv) the form of underwriting agreement (the "Underwriting Agreement") to be entered into among the Company and BT Alex. Brown Incorporated, BancAmerica Robertson Stephens, Goldman, Sachs & Co. and The Robinson-Humphrey Company, Inc., as representatives of the underwriters and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

                  For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this letter is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information provided to us by the Company or its representatives; and (iii) factual information we

London               Los Angeles             New York           Washington D.C.


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                                KIRKLAND & ELLIS

Province Healthcare Company
February 4, 1998
Page 2

have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

                  Our advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware and the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the issuance of the Shares has been duly authorized and (i) upon effectiveness under the Act of the Registration Statement, and (ii) when appropriate certificates representing the Shares are duly countersigned by the Company's transfer agent/registrar and delivered against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                  This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

                  This is furnished to you in conjunction requirements of Item 601 of Regulation S-K under the Act.

                                                     Very truly yours,

                                                     KIRKLAND & ELLIS